Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
polycorpcom@polypore.net
www.polypore.net

Polypore Announces Settlement and License Agreement with Sumitomo Chemical

CHARLOTTE, N.C., December 27, 2013 — Polypore International, Inc. (NYSE:  PPO) and Sumitomo Chemical Co., Ltd. have entered into a Settlement and License Agreement which ends all outstanding worldwide litigation between the two companies related to Polypore’s intellectual property rights on battery separator coating.  Under the License Agreement, Sumitomo Chemical has licensed Polypore’s intellectual property related to coating separators for lithium-ion batteries.  The financial terms of the Agreement include an up-front payment to Polypore as well as recurring royalties.

“This agreement confirms the integrity of our intellectual property around ceramic coating of separators for lithium-ion batteries.  In addition to the financial consideration of the licensing arrangement, we are pleased that this agreement establishes the opportunity for Polypore and Sumitomo to work together to address growing market needs, which we expect to benefit both companies,” said Robert Toth, President and Chief Executive Officer of Polypore. “As interest in coated separator solutions continues to grow, we believe that the combined strength of our intellectual property, Sumitomo’s technical expertise in coating and the exceptional performance characteristics of our separator material create an attractive solution for meeting the growth needs of existing and future customers.”

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in nine countries serving six continents. See www.polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand not materializing as anticipated; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:
Polypore International, Inc.

Corporate Communications                                                                            Investor Relations

Beth Kitteringham                                                                                                                               Paul Clegg
(704) 587-8596                                                                                                                                               (704) 587-8886
polycorpcom@polypore.net                                                                            investorrelations@polypore.net

###